                                                                 Exhibit 10.18
================================================================================







                             ACQUISITION AGREEMENT

                                  by and among

                                 VOXWARE, INC.

                                      and

                                  K&F SOFTWARE

                               Gregory Foglesong

                                      and

                                Matthew Krokosz

                          Dated as of January 30, 1996




================================================================================

         ACQUISITION AGREEMENT, dated as of January 30, 1996, by and between Voxware, Inc., a Delaware corporation ("Purchaser"), K&F Software, a general partnership organized and existing under the laws of the State of New Jersey ("Seller"), Matthew Krokosz ("Krokosz") and Gregory Foglesong ("Foglesong" and, together with Krokosz, the "Partners"), the sole general partners of Seller.

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, substantially all the assets of Seller, for the purchase price and upon and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein, the parties hereto agree as follows:


                                I.  DEFINITIONS
                                    -----------

         The following terms shall have the following respective meanings for all purposes of this Agreement:

         "Agreement" means this Acquisition Agreement, as it may be from time to time be amended.

         "Assets" has the meaning set forth in Section 2.1 hereof.

         "Business" means the business conducted by or on behalf of Seller relating to the design, development and manufacture of technology for telephony over the internet.

         "Closing" means the completion of the acquisition of the Assets pursuant to this Agreement.

         "Closing Date" means the date the Closing takes place.

         "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.


                        II.  PURCHASE AND SALE OF ASSETS
                             ---------------------------

         Section 2.1.  Purchase and Sale of Assets.  At the Closing (as
                       ---------------------------
hereinafter defined), upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, effective as of the Closing, and Purchaser shall purchase and accept from Seller, all of the properties, business and assets of Seller relating to the Business of every kind and description, personal and mixed, tangible and intangible, wherever located, free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind (collectively, the "Assets"). Without limiting the generality of the definition of the Assets being purchased by Purchaser, the Assets shall include the following:

         (a) all the intangible and intellectual property of Seller, including, without limitation, all software and software libraries (including all source codes, object codes, make-files and documentation, for all platforms), products, processes, formulae, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of Seller), and all drawings, records, books or other indicia of the foregoing, trademarks, servicemarks, tradenames, licenses (if transferable), copyrights, operating rights, permits and other similar intangible property and rights;

         (b) the complete and exclusive worldwide rights to Seller's client and server applications, application components, works-in-progress, development tools and test rigs, for all platforms;

         (c) all the rights and benefits accruing to Seller under all agreements and contracts, written or oral, entered into in connection with the conduct of the Business, and all other rights of every kind of Seller with respect to the Business, including, without limitation, all contracts, agreements and arrangements listed in Schedule 2.1(c) hereto;
                       ---------------

         (d) all operating data and records of Seller relating to the Business, including, without limitation, all available records of user downloads and purchases, client lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

         (e) all claims, warranty rights, causes of action and other similar rights granted or owing to Seller arising out of the Business;

         (f) all Seller's inventories of raw materials, work-in-process, intermediates and finished goods, if any;

         (g) all of Seller's rights, to the extent of such rights, to use the names "CyberScience" and "CyberPhone" and all variations on either thereof for any and all purposes; and

         (h) all goodwill and going-concern value of Seller and the Business.

         Section 2.2.  Excluded Assets.  Anything to the contrary in Section 2.1
                       ---------------
notwithstanding, the Assets shall exclude and Purchaser shall not purchase any
(i) cash, (ii) real property of Seller used in the conduct of the Business or
(iii) machinery, equipment, computers, computer hardware, tools, supplies or furniture of Seller.


         Section 2.3.  Liabilities.  Purchaser and Seller agree that Purchaser
                       -----------
shall not assume, pay, discharge, become liable for or perform when due, and Seller shall not cause Purchaser so to assume, pay, discharge, become liable for or perform, any liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of Seller of any nature whatsoever which relate to periods or arise prior to the Closing Date or which relate to contracts which are not listed on Schedule 2.1(c) hereto.
                                  ---------------

         Section 2.4.  Closing.  The Closing shall take place at the offices of
                       -------
Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, on January 30, 1996, or as soon as practicable thereafter as all conditions to the respective obligations of the parties have been satisfied or waived, or at such other date, time and place as the parties may agree. Each party hereto agrees to use its reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.

         Section 2.5.  Purchase Price.  The Purchase Price for the Assets (the
                       --------------
"Purchase Price") shall consist of (i) $100,000, payable by Purchaser in cash or by certified check made payable to Seller on the Closing Date or by wire transfer and (ii) an option (the "Option") to purchase 50,000 shares (the "Shares") of the common stock, $.001 par value, of Purchaser in the form attached hereto as Exhibit A.
                   ---------

         Section 2.6.  Transfer of Assets.  (a)  At the Closing, Seller shall
                       ------------------
deliver to Purchaser such bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Purchaser and its counsel, as may be reasonably requested by Purchaser, in order to convey to Purchaser good and marketable title to the Assets free and clear of all claims, charges, equities, liens, security interests and encumbrances. Seller shall pay all sales or transfer taxes or similar charges payable by reason of the sale hereunder.

         Section 2.7  Allocation of Purchase Price.  The Purchase Price shall be
                      ----------------------------
allocated in its entirety among the Assets in accordance with Schedule 2.7
                                                              ------------
hereto. Seller, Purchaser and the Partners shall file all information and tax returns (and any amendments thereto) in a manner consistent with this Section
2.7.  If, contrary to the intent of the parties hereto as expressed in this
Section 2.7, any taxing authority makes or proposes an allocation different from that contained in this Section 2.7, Seller, Purchaser and the Partners shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

                         III.  CONDITIONS PRECEDENT TO
                           OBLIGATIONS OF PURCHASER
                           ------------------------

         The obligation of Purchaser under this Agreement to consummate the purchase of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the satisfaction of Purchaser (any of which may be waived in writing in whole or in part by Purchaser):

         Section 3.1.  Representations and Warranties Accurate.  All
                       ---------------------------------------
representations and warranties of Seller, Krokosz and Foglesong contained in this Agreement (including the Schedules hereto) shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

         Section 3.2.  Performance by Seller.  Seller, Krokosz and Foglesong
                       ---------------------
shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by each of them, respectively, prior to or on the Closing Date.

         Section 3.3.  Legal Prohibition.  On the Closing Date, no injunction or
                       -----------------
order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which could materially adversely affect the value of the Business to Purchaser.

         Section 3.4.  Consents, Approvals, Permits, Licenses, etc.  All
                       --------------------------------------------
authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any federal, state or local governmental or other regulatory authority or third party (including without limitation all parties to each of the Assumed Contracts) in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby shall have been duly obtained and shall be reasonably satisfactory to Purchaser and its counsel, and copies thereof shall be delivered to Purchaser at or prior to the Closing. With respect to any Assumed Contract, the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Closing Date, Seller shall deliver to Purchaser written documentation setting forth arrangements for the transfer of the economic benefits of such Assumed Contracts to Purchaser as of the Closing Date under terms and conditions acceptable to all the parties hereto. Purchaser shall have obtained all licenses, permits and other authorizations necessary or desirable to conduct the business as currently conducted.

         Section 3.5.  Employment and Consulting Agreements.  Krokosz shall have
                       ------------------------------------
entered into an Employment Agreement with Purchaser in the form of Exhibit B
                                                                   ---------
hereto and Foglesong shall have entered into a Consulting Agreement with Purchaser in the form of Exhibit C hereto.
                         ---------

         Section 3.6.  Title.  Seller shall deliver to Purchaser at the Closing
                       -----
all documents, certificates and agreements necessary to transfer to Purchaser good and marketable title to the Assets, free and clear of any and all liens thereon.

         Section 3.7.  Partnership Proceedings.  All partnership and other
                       -----------------------
proceedings of Seller in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in form and substance to Purchaser and its counsel.


                          IV.  CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF SELLER
                             --------------------------

         The obligation of Seller under this Agreement to consummate the sale of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Seller:

         Section 4.1.  Representations and Warranties Accurate.  All
                       ---------------------------------------
representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

         Section 4.2.  Performance by Purchaser.  Purchaser shall have performed
                       ------------------------
and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on the Closing Date.

         Section 4.3.  Legal Prohibition.  On the Closing Date, no injunction or
                       -----------------
order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

         Section 4.4.  Corporate Proceedings.  All corporate and other
                       ---------------------
proceedings of Purchaser in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be reasonably satisfactory in form and substance to Seller and its counsel.

                       V.  REPRESENTATIONS AND WARRANTIES
                       OF SELLER, KROKOSZ AND FOGLESONG
                       --------------------------------

         Seller, Krokosz and Foglesong, jointly and severally, represent, warrant and agree that:

         Section 5.1.  Organization.  Seller is a general partnership duly
                       ------------
organized, validly existing and in good standing under the laws of the State of New Jersey, with full partnership power and authority and all licenses and permits necessary to conduct the Business as presently conducted, and to own, lease and operate the properties and assets used in connection therewith and to enter into and perform this Agreement and the transactions contemplated hereby.

         Section 5.2.  Due Authorization; No Conflict.  (a)  Seller has all
                       ------------------------------
requisite partnership power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of Seller. This Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by Seller nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Seller, Krokosz or Foglesong is a party or by which Seller, Krokosz or Foglesong (or any of the properties or assets of Seller) is subject or bound, including, without limitation, the partnership agreement of the Partnership, if any; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the property and assets of Seller; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Seller is a party or by which Seller is subject or bound; (iv) require Seller, Krokosz or Foglesong to obtain any authorization, consent, approval or waiver from, or to make any filing with, any public body or authority or to obtain the approval or consent of any other Person; or (v) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Seller (insofar as such permit, license, qualification, authorization or approval relates to the Business), or the Business.

         Section 5.3.  Title to and Condition of Assets.  Seller has, and,
                       --------------------------------
except for the assets which are sold by Seller in the ordinary course of the Business between the date hereof and the Closing Date, upon payment therefor Purchaser will have, good and marketable title to all of the Assets, free and clear of any liens, charges, options, security interests or other encumbrances. All the tangible personal property included in the Assets is in good operating condition and repair, reasonable wear and tear excepted, and is suitable for use in the ordinary conduct of the Business, and no maintenance, repair or replacement has knowingly been deferred. Seller owns no real property and is not a party to any lease or similar agreement with respect to real property.

         Section 5.4.  Contracts, Obligations and Commitments.   In connection
                       --------------------------------------

with the operation of the Business, Seller has no existing contract, obligation or commitment (written or oral) of any nature except as set forth on Schedule
                                                                     --------
2.1(c) hereto.  Each contract, agreement, arrangement, plan, lease, license or
- ------
similar instrument included in the Assets (collectively, the "Assumed Contracts") is a valid and binding obligation of the parties thereto, enforceable in accordance with its terms, and is in full force and effect on the date hereof, and Seller has not breached any material provision of, nor is in default in any material respect under the terms of (and no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of the Assumed Contracts. Each of the Assumed Contracts is validly assignable to Purchaser without the consent of any other party thereto so that, after the assignment thereof to Purchaser pursuant to this Agreement, Purchaser will be entitled to the full economic and other benefits thereof.

         Section 5.5.  Litigation.  There is no suit, action, arbitration, or
                       ----------
legal, administrative or other proceeding, or governmental investigation, pending or, to the best of Seller's knowledge, threatened by or against Seller, Krokosz or Foglesong that relates to the Business or the Assets before any court, arbitrator, administrative or governmental body.

         Section 5.6.  Brokers.  None of Seller, Krokosz or Foglesong has paid
                       -------
or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         Section 5.7.  Compliance with Law.  The Business has been conducted,
                       -------------------
and is now being conducted, in compliance with all applicable laws, rules, regulations and court or administrative orders and processes.

         Section 5.8.  Licenses; Registrations; Permits; Etc.  Seller possesses
                       -------------------------------------
all governmental registrations, licenses, permits, authorizations and approvals (collectively referred to herein as "Approvals") necessary, in all material respects, to carry on, as presently conducted, the operations and business of the Business; true, complete and correct copies of the Approvals have previously been delivered to Purchaser. All such Approvals are in full force and effect as of the date hereof and Seller has complied with all terms of such

Approvals. Seller is not in default under any of such Approvals and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder.

         Section 5.9.  Patents, Trademarks, etc.  Set forth on Schedule 5.9 is a
                       -------------------------               ------------
list and brief description of all trademarks, service marks, trade names and copyrights owned by Seller, or of which Seller is a licensor or licensee or in which Seller has any right, and in each case a brief description of the nature of such right. Seller has no patents, patent applications or other patent rights, trademark applications, service mark applications or registered trademarks, trade names, service marks or copyrights (collectively, "Intellectual Property Rights"). Seller, Krokosz and Foglesong believe that no Intellectual Property Rights other than Seller's trade secrets and know how and the items listed on Schedule 5.9 (collectively referred to herein as the "Seller
                    ------------
Intellectual Property") are required in order to conduct the Business as presently conducted by Seller. To the best knowledge of Seller, Krokosz and Foglesong, the Seller Intellectual Property does not infringe on the Intellectual Property Rights of any third party; provided that, Seller, Krokosz and Foglesong are aware of claims by third parties relating to the use of the name "CyberPhone" by Seller. No claim is pending or, to the knowledge of Seller, Krokosz and Foglesong, threatened against Seller to the effect that the operations of Seller infringe upon or conflict with the asserted Intellectual Property Rights of any other person, and there is no known basis for any such claim (whether or not pending or threatened); provided that, Seller, Krokosz and Foglesong are aware of claims by third parties relating to the use of the name "CyberPhone" by Seller. No claim is pending or, to the knowledge of Seller, Krokosz and Foglesong, threatened against Seller to the effect that any Seller Intellectual Property is invalid or unenforceable by Seller, and there is no known basis for any such claim (whether or not pending or threatened). Seller has not granted or assigned to any other person or entity any right to any Seller Intellectual Property or any right to assemble or sell Seller's products or proposed products or to provide the services or proposed services of Seller, other than a limited development license to CyberScience, Inc., a Delaware corporation ("CyberScience"), of which the Partners or members of their immediate families are the sole stockholders. The license to CyberScience has been terminated. Neither Krokosz or Foglesong nor any other current or former stockholder, employee, officer or director of Seller nor any affiliate of Seller or either Partner, including CyberScience, has (directly or indirectly) any right, title or interest in any of the Seller Intellectual Property other than such right which either of the Partners may enjoy as a partner of Seller.

         Section 5.10.  Product Warranties.  There are no outstanding claims of
                        ------------------
any person or organization against Seller, or to the best of Seller's knowledge, based on any warranty or guarantee or on any contention that products sold or leased in connection with the Business failed to meet quality standards with respect to such products.

         Section 5.11.  Taxes.  Seller has filed all federal, state and local
                        -----
tax returns required by law and has paid all taxes (of every kind, character or description), assessments, penalties and interest shown to be due thereon that may affect the Business or the Assets. Seller has no liability material in amount, contingent or otherwise, for any taxes, assessments, penalties or interest.

         Section 5.12.  Disclosure.  None of Seller, Krokosz or Foglesong has
                        ----------
failed to disclose to Purchaser any material information adverse to the Seller Intellectual Property, except as to matters affecting the economy generally, and no written information furnished by or on behalf of Seller to Purchaser relating to the Seller Intellectual Property, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading.


                            VI.  REPRESENTATIONS AND
                            WARRANTIES OF PURCHASER
                            -----------------------

         Purchaser hereby represents and warrants to Seller as follows:

         Section 6.1.  Organization.  Purchaser is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted.

         Section 6.2.  Due Authorization; No Conflict.  (a)  Purchaser has all
                       ------------------------------
requisite corporate power and authority to execute and deliver this Agreement, the Employment and Consulting Agreements referred to in Section 3.5 and the Option (such Employment Agreement, Consulting Agreement and Option are hereinafter referred to as the "Related Agreements") and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Related Agreements, the performance by Purchaser of its obligations hereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Related Agreements are legal, valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by Purchaser nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Purchaser is a party or by which Purchaser (or any of the properties or assets of

Purchaser) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the property and assets of Purchaser; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Purchaser is a party or by which Purchaser is subject or bound; (iv) require Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing with, any public body or authority or to obtain the approval or consent of any other Person; or (v) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Purchaser (insofar as such permit, license, qualification, authorization or approval relates to the Business), or the Business.

         Section 6.3.  Brokers.  Purchaser has not paid or become obligated to
                       -------
pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.


                             VII.  INDEMNIFICATION
                                   ---------------

         Section 7.1.  Survival of Representations and Warranties.  All
                       ------------------------------------------
representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect until one (1) year after the Closing Date, regardless of any investigation made by Purchaser or on its behalf; provided, however, that the representations and warranties relating to taxes shall survive for the periods equal to the applicable statutes of limitation relating thereto, and the representations and warranties as to title in the first sentence of Section 5.3 and as to Patents, Trademarks, etc. in Section 5.9 shall remain in full force and effect until two
(2) years after the Closing Date.

         Section 7.2.  Indemnity.  Seller, Krokosz and Foglesong (collectively,
                       ---------
the "Indemnifying Parties"), jointly and severally (subject to Section 7.3(b) hereof), shall indemnify and hold harmless Purchaser and its successors and assigns at all times after the Closing Date against and in respect of:

         (a) any damage, loss, cost, expense or liability (including reasonable attorney's fees) resulting to Purchaser from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement or condition on the part of any Indemnifying Party under this Agreement or from any misrepresentation in or any omission from any certificate, list, schedule or other instrument to be furnished to Purchaser hereunder;

         (b) all liabilities and obligations of Seller of any kind or nature whatsoever, whether accrued, absolute, fixed, contingent, known or unknown;

         (c) any loss, damage, cost or penalty incurred by Purchaser as a result of non-compliance by Seller with any applicable bulk transfer or similar law or by virtue of common law, statute or regulation imposing or attempting to impose transferee liability on Purchaser; and

         (d) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

         This indemnity agreement in this Section 7.2 shall be in addition to any liability which any Indemnifying Party may incur to Purchaser and shall not foreclose any other rights or remedies Purchaser may have to enforce the provisions of this Agreement.

         Section 7.3.  Limitations.  (a)  Purchaser shall not be entitled to
                       -----------
make any claim for indemnification under Section 7.2 hereof with respect to the breach of any representation and warranty contained herein after the date on which such representation and warranty ceases to survive pursuant to Section 7.1 hereof.

         (b) The aggregate liability of each Indemnifying Party under Section 7.2(a) and under Section 7.2(d) with respect to claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to the matters described in Section 7.2(a) shall not exceed the sum of the amount of the Purchase Price actually received by such Indemnifying Party. Any claim for indemnification under Section 7.2(a) or Section 7.2(d) as it relates to Section 7.2(a) (an "Indemnity Claim") shall be paid, at the election of the respective Indemnifying Party, in (i) cash, (ii) Shares, (iii) Options, or (iv) any combination of the foregoing. For purposes of determining the number of Shares or Options required to pay the Indemnity Claim, the Shares will be valued at the average last sale price of the Shares, as reported by the principal securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any securities exchange or if any such exchange on which the Shares are listed is not its principal trading market, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ, the OTC Bulletin Board or similar organization, for the five consecutive trading days ending on and including the trading day immediately preceding the date of payment. To the extent that the Shares are not quoted on NASDAQ or other similar organization, the Shares will be valued in good faith by the Board of Directors of the Company based in part on the price of recent sales of securities by the Company. For purposes of determining the number of Options required to pay an Indemnity Claim, the Options will be valued at the value of the Shares underlying such Options less the aggregate exercise price thereof.

         Section 7.4.  Notice and Defense of Claims.  Purchaser shall give
                       ----------------------------
notice to the Indemnifying Parties promptly after Purchaser has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Parties to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Parties, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by Purchaser (whose approval shall not unreasonably be withheld), and Purchaser may participate in such defense at its expense, and provided further that the failure of Purchaser to give notice as provided herein shall not relieve the Indemnifying Parties of their obligations under this Article VII. The Indemnifying Parties, in the defense of any such claim or litigation, shall not, except with the consent of Purchaser, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to Purchaser of a release from all liability in respect to such claim or litigation. Purchaser shall furnish such information regarding itself or the claim in question as the Indemnifying Parties may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         Section 7.5.  Reimbursement.  At the time that Purchaser shall suffer a
                       -------------
loss because of a breach of any warranty, representation or covenant by the Indemnifying Parties or at the time the amount of any liability on the part of the Indemnifying Parties under this Article VII is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payments or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim"), the Indemnifying Parties shall forthwith, upon notice from Purchaser pay to Purchaser the amount of the Indemnity Claim. If such amount is not paid forthwith, then Purchaser may, at its option, take legal action against the Indemnifying Parties for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing, by Purchaser together with costs and reasonable attorney's fees and interest on the foregoing items at the rate of ten percent (10%) per annum from the date the Indemnity Claim is due from the Indemnifying Parties to Purchaser as hereinabove provided, until the Indemnity Claim shall be paid.


                    VIII.  CERTAIN ACTIONS AFTER THE CLOSING
                           ---------------------------------

         Section 8.1.  Delivery of Property Received by Seller or Purchaser
                       ----------------------------------------------------
After Closing.  From and after the Closing, Purchaser shall have the right and
- -------------
authority to collect, for the account of Purchaser, all assets which shall be transferred or are intended to be transferred to Purchaser as part of the Assets as provided in this Agreement, and to endorse with the name of Seller any checks or drafts received on account of any such assets. Seller agrees that it will transfer or deliver to Purchaser, promptly after the receipt thereof, any cash or other property which Seller receives after the Closing Date in respect of any assets transferred or intended to be transferred to Purchaser as part of the Assets under this Agreement. In addition, Purchaser agrees that it will transfer or deliver to Seller, promptly after receipt thereof, any cash or other property which Purchaser receives after the Closing

Date in respect of any assets not transferred or intended to be transferred to Purchaser as part of the Assets under this Agreement.

         Section 8.2.  Certain Transfers by Seller.  To the extent not
                       ---------------------------
transferred prior to the Closing Date, following the Closing Date, Seller agrees to use its best efforts to (i) transfer its web domain link to www.Voxware.com, and (ii) transfer the right to distribute and market the existing CyberPhone product line to Purchaser, with the recognition that Purchaser's goal will be to migrate the existing user base to a Purchaser-branded telephone as soon as practical.

         Section 8.3.  Further Assurances.  Seller from time to time after the
                       ------------------
Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer (including the transfer of licenses, where permitted, for all third-party compilers, software libraries, or other development tools necessary to enhance and maintain Seller's source code) and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         Section 8.4.  Filings and Authorizations.  Each of Seller and
                       --------------------------
Purchaser, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it as may be required for it to consummate the transactions contemplated hereby; (ii) will use its reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and governmental or public authorities or bodies necessary to be obtained by it, or any subsidiaries or affiliates, in order for it so to consummate such transactions; and (iii) will use its best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. Seller and Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

         Section 8.5  Payment of Liabilities.  Following the Closing Date,
                      ----------------------
Seller agrees to discharge, in accordance with their terms, any liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of Seller of any nature whatsoever, including those liabilities existing under the Assumed Contracts.


                               IX.  MISCELLANEOUS
                                    -------------

         Section 9.1.  Expenses.  Each party to this Agreement shall pay its own
                       --------
costs and expenses relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

         Section 9.2.  Amendment.  This Agreement shall not be amended or
                       ---------
modified except by a writing duly executed by Seller and Purchaser.

         Section 9.3.  Entire Agreement.  This Agreement, including the
                       ----------------
Schedules and Exhibits hereto, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

         Section 9.4.  Headings.  The headings contained in this Agreement are
                       --------
intended solely for convenience and shall not affect the rights of the parties to this Agreement.

         Section 9.5.  Notices.  All notices, requests, demands and other
                       -------
communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered mail, air mail postage prepaid, return receipt requested, addressed as follows:

         If to Seller, Krokosz or Foglesong:

                         K&F Software
                         58 Fairmount Avenue
                         Edison, New Jersey  08820
                         Attention:  Matthew Krokosz

         with a copy to: Crummy, Del Deo, Dolan,
                         Griffinger & Vecchione
                         One Riverfront Plaza
                         Newark, New Jersey  07102
                         Attention:  David Hyman, Esq.

         If to Purchaser:

                         Voxware, Inc.
                         172 Tamarack Circle
                         Skillman, New Jersey  08558
                         Attention:  Kenneth H. Traub
         with a copy to: Fulbright & Jaworski L.L.P.
                         666 Fifth Avenue
                         New York, New York  10103
                         Attention:  Lawrence A. Spector, Esq.

or (c) on the date of receipt if sent by telex or telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telex or telecopy. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.


         Section 9.6.  Severability.  If any provision of this Agreement is held
                       ------------
to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         Section 9.7.  Waiver.  Waiver of any term or condition of this
                       ------
Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

         Section 9.8.  Counterparts.  This Agreement may be signed in two or
                       ------------
more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

         Section 9.9.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the law of the State of New Jersey, without regard to the conflicts of laws principles thereof.

         Section 9.10.  Remedies.  Any remedy chosen by the parties hereto shall
                        --------
be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         Section 9.11.  Third Parties.  Except as specifically set forth or
                        -------------
referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                         VOXWARE, INC.

                         By: /s/ Kenneth H. Traub
                            -------------------------------------

                         K&F SOFTWARE

                         By: /s/ Matthew Krokosz
                            -------------------------------------

                         /s/ Matthew Krokosz
                         ----------------------------------------
                         Matthew Krokosz

                         /s/ Gregory Foglesong
                         ----------------------------------------
                         Gregory Foglesong

                                  Schedule 5.9


Seller has used two unregistered tradenames, "CyberScience" and "CyberPhone" and Seller, Krokosz and Foglesong are aware of claims by third parties relating to the use of the name "CyberPhone" by Seller.

                                Schedule 2.1(c)


None